                                                                    EXHIBIT 99.1

                                  KAREN SINGER
                                212 VACCARO DRIVE
                           CRESSKILL, NEW JERSEY 07626

                                                                  March 19, 2007

Arbinet-thexchange, Inc.
120 Albany Street, Tower II, Suite 450
New Brunswick, New Jersey 08901

Attention: Corporate Secretary

           Re: Stockholder Notice With Respect To 2007 Annual Meeting

Ladies and Gentlemen:

          The undersigned, Ms. Karen Singer, is the beneficial owner with sole dispositive and voting power of 1,424,593 shares of Common Stock of Arbinet-thexchange, Inc. (the "Company"), as trustee of Singer Children's Management Trust. These shares are registered on the stock transfer books of the Company in the name "Singer Children's Family Trust". Ms. Singer's address is 212 Vaccaro Drive, Cresskill, New Jersey 07626.

          Ms. Singer is hereby submitting this notice (the "Notice") to the Company in accordance with the requirements of Article I, Section 1.10 of the Second Amended and Restated By-laws of the Company (the "By-laws") and/or the procedures outlined in the Company's most recent proxy statement, dated May 3, 2006 (the "Proxy Statement"), under the caption "STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING".

          Ms. Singer intends to appear at the 2007 annual meeting of the Company's stockholders (the "Annual Meeting") in person or by proxy to submit the business specified in this Notice. Ms. Singer is seeking at the Annual Meeting to elect Mr. Shawn O'Donnell, Ms. Jill Thoerle and Mr. Stanley Kreitman as members of the Board of Directors of the Company, and in that regard hereby nominate Shawn O'Donnell, Jill Thoerle and Stanley Kreitman (each a "Nominee", and together with Ms. Singer, the "Participants") as nominees for election as directors of the Company at the Annual Meeting. Ms. Singer intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to elect the Nominees and/or (y) otherwise solicit proxies from stockholders in support of such nominations.

          Ms Singer believes that the Nominees are appropriate candidates for election at the Annual Meeting. Ms. Singer also believes that the Nominees' presence on the Board of Directors of the Company will help to enhance stockholder value.

          Certain information relating to Ms. Singer and each Nominee as required by the By-laws and/or the Proxy Statement is set forth herein and in Annex A, Annex B, Annex C and Annex D of this Notice. Except as described herein and in Annex A, Annex B, Annex C and Annex D of this Notice, none of the Participants own any securities of the Company or any parent or subsidiary of the Company, directly or indirectly, beneficially or of record, nor has purchased nor sold any securities of the Company within the past two years, and none of his or her associates beneficially owns, directly or indirectly, any securities of the Company. None of the Participants currently holds any position or office with the Company. No arrangements or understandings exist between any of the Participants and any other person with respect to any future employment by the Company or its affiliates or any future transactions to which the Company or its affiliates will or may be a party. No arrangements or understandings exist pursuant to which any of the Participants is to be elected as a director. None of the Participants has any family relationship with any director or executive officer of the Company. Each of the Participants is not, and was not within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. None of the Participants is or has been engaged in any legal proceedings in the past ten years relating to bankruptcy, criminal proceedings, violations of the securities laws, violations of the Federal commodities laws, or injunctions from engaging in certain business activities. None of the Participants has been convicted in a criminal proceeding during the past ten years. None of the Participants, nor any associate of a Participant, is a party adverse to the Company in a material proceeding or otherwise has a material interest adverse to the Company. None of the Participants nor any company with which any of the Participants is associated has any business relationship with the Company. None of the Nominees nor any family member of a Participant is or has since January 1, 2006 been indebted to the Company for an amount exceeding $120,000 or have any interest in any transactions, involving an amount exceeding $120,000, to which the Company is a party. There is no other information with respect to each Participant that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended. Matters disclosed in any part of this Notice, including Annex A, Annex B, Annex C and Annex D, should be deemed disclosed for all purposes of this Notice. The written consent of each Nominee to be nominated and to serve as a director of the Company is attached hereto as Annex E.

          The following is a description of all arrangements or understandings between Ms. Singer and each Nominee and any other person, with respect to the proposals contained in this Notice, the election of such Nominee as director, and actions to be proposed or taken by such Nominee if elected as a director:

          - Each Nominee has agreed with Ms. Singer to be named as a nominee for election as a director of the Company at the Annual Meeting (or at any special meeting of the stockholders called for that purpose).

          - Each Nominee has agreed that he or she (unless previously approved by Ms. Singer in writing) will not serve as a nominee for election as a director of the Company, or to otherwise stand for election as or become a director of the Company, as a nominee proposed by any other party (including the Board of Directors of the Company).

          - Each Nominee intends to support Ms. Singer's proposals made herein.

          - Ms. Singer has agreed to bear the costs and expenses of the solicitation of proxies seeking the election of the Nominees. Ms. Singer expects to seek reimbursement from the Company for her expenses in connection with the solicitation.

          Set forth on Exhibit F hereto is a copy of the Schedule 13D, filed with the Securities and Exchange Commission on March 16, 2007, reflecting Ms. Singer's beneficial ownership of the Common Stock as of such date.

          The proposal included in this Notice is a proper matter for stockholder action and this Notice sets forth information which is equivalent to the information that would be required under the proxy solicitation rules of the Securities and Exchange Commission if proxies were solicited for stockholder consideration of the proposals included in this Notice at a meeting of stockholders, including information required if proxies were solicited for the election of the Nominees as directors of the Company.

                                        Sincerely yours,


                                        /s/ Karen Singer
                                        ----------------------------------------
                                        Karen Singer

Enclosures: Annex A
            Annex B
            Annex C
            Annex D
            Annex E
            Annex F

                                     ANNEX A

          Name:              Karen Singer
          Age:               51
          Business address: 212 Vaccaro Drive, Cresskill, New Jersey 08901 Residence address: 212 Vaccaro Drive, Cresskill, New Jersey 08901

     Set forth below is a brief description of Ms. Singer's business experience during the past five years, including Ms. Singer's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and Ms. Singer's current principal occupation or employment:

     Ms. Singer's principal occupation for the past five years is investing assets held in Singer Children's Management Trust.

     Ms. Singer does not hold any positions or offices with the Company.

     Ms. Singer currently is not a director of any companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940.

     Set forth below are the number of shares of capital stock of the Company beneficially owned by Ms. Singer within the meaning of SEC Rule 13d-1:

          1,424,593

     The following is a summary of all transactions in Company securities by Ms. Singer over the last two years. Unless otherwise indicated, all transactions effected by Ms. Singer were purchases of Common Stock on the open market:

TRANSACTION DATE   NUMBER OF SHARES
----------------   ----------------
    7/21/2006           25,000.00
     8/8/2006           38,454.00
    7/24/2006           25,000.00
    7/25/2006           19,300.00
    9/21/2006            3,759.00
    9/22/2006           10,600.00
    9/26/2006            6,000.00
    9/27/2006              900.00
    9/28/2006           35,000.00
    9/29/2006              500.00
    10/2/2006            1,600.00
   10/10/2006          138,300.00

   10/11/2006          188,000.00
   10/31/2006            2,628.00
    11/2/2006            4,009.00
    7/27/2006            6,000.00
    7/31/2006           18,500.00
     8/1/2006            3,000.00
     8/9/2006           17,942.00
    8/10/2006              100.00
    8/11/2006            8,700.00
    8/14/2016            2,600.00
    8/17/2006            1,200.00
    8/22/2006            3,000.00
    8/23/2006           17,648.00
    8/24/2006           11,590.00
    8/25/2006            4,500.00
    8/28/2006            1,000.00
    8/28/2006            1,200.00
    8/31/2006          550,000.00
     9/7/2006            5,532.00
    9/20/2006            9,745.00
   10/24/2006            7,743.00
   11/21/2006           20,000.00
   11/28/2006            8,400.00
   11/29/2006            7,000.00
    12/8/2006            7,000.00
   12/13/2006            7,400.00
   12/14/2006           12,000.00
   12/15/2006            3,900.00
   12/18/2006           14,800.00
   12/26/2006            3,700.00
   12/27/2006           25,000.00
   12/29/2006            5,000.00
     1/3/2007           51,200.00
     1/4/2007            5,000.00
    2/27/2007            1,115.00
    2/27/2007              701.00
    2/28/2007            3,736.00
    2/28/2007            2,731.00
     3/1/2007              100.00
     3/6/2007            5,700.00
    3/12/2007            1,100.00
    3/13/2007           31,360.00
    3/14/2007            7,500.00
    3/14/2007              800.00
    3/15/2007           30,300.00
                     ------------
   TOTAL             1,424,593.00
                     ============

                                     ANNEX B

          Name:              Jill Thoerle (the "Nominee")
          Age:               55
          Business address:  Mediaport Entertainment, Inc., 435 West 400 South,
                             Salt Lake City, UT 84101
          Residence address: 317 North Ridgewood Rd., South Orange, NJ 07079

     Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment:

     Since January 2, 2007 Ms. Thoerle has been Chief Financial Officer of Mediaport Entertainment Inc., a digital media distribution company, and Member of the Board and advisor since March 17, 2006. Ms. Thoerle served as Interim Chief Financial Officer for Narrowstep June through December 2006. From December 2004 until June 2006, the Nominee was a member of REO Group, a consulting firm she co-founded. From March 2001 through December 2004, Ms. Thoerle acted as a consultant to Cerberus Capital Management, where she provided investment and turnaround services for portfolio companies in the media, technology and communications sector. From February 2000 until May 2001, Ms. Thoerle served as the President and CEO of OnTera Broadband, a telecommunication services company. From September 1996 through February 2000, Ms. Thoerle served as Vice President, Corporate Strategy and New Business Development at AT&T/Teleport Communications Group.

     None of the entities listed above is a parent, subsidiary or other affiliate of the Company. The Nominee does not hold any positions or offices with the Company.

     The Nominee currently is not a director of any companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940.

     Set forth below are the number of shares of capital stock of the Company beneficially owned by the Nominee within the meaning of SEC Rule 13d-1:

          1,000

     The following is a summary of all transactions in Company securities by the Nominee over the last two years all of which are purchases and sales of Common
Stock:

TRANSACTION DATE   NUMBER OF SHARES
----------------   ----------------
   12/21/2004            850(B)
     5/3/2005            850(S)
    7/12/2006           1000(B)
     8/1/2006           1000(S)
   10/25/2006           1000(B)
   11/27/2006           1000(S)
   11/29/2006           3000(B)
   12/29/2006           1000(B)
    1/12/2007            900(B)
    1/12/2007            100(B)
    1/19/2007           3000(S)
    1/19/2007           1000(S)
    1/19/2007            900(S)
    1/19/2007            100(S)
    2/28/2007           1000(B)

                                     ANNEX C

          Name:              Shawn F. O'Donnell (the "Nominee")
          Age:               42
          Business address:  5913 Johns Wood Dr., Plano, TX 75093
          Residence address: 5913 Johns Wood Dr., Plano, TX 75093

     Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment:

     Mr. O'Donnell currently runs an independent consulting business specializing in management and operational consulting. Prior, Mr. O'Donnell served as Chief Operating Officer for Capital and Technology Advisors, and management consulting firm, from July, 2005 until December, 2006. From 1989 to 2001, Mr. O'Donnell was Executive Vice President of Network Services and Systems at PathNet Telecommunications, Inc. Pathnet filed a Chapter 11 bankruptcy petition in 2001. He joined MCI in 1988, serving in various positions in provisioning, engineering, planning, and construction operations, including Director of Transmission and Facility Standards and Engineering. From 1986 to 1988, Mr. O'Donnell worked at Potomac Edison as a Control Engineer. Mr. O'Donnell received his BS in Electrical Engineering from Pennsylvania State University and his Masters in Electrical Engineering from Virginia Polytechnic University. Mr. O'Donnell was a member of the Board of Directors of Terrestar Networks, Inc. and Mobile Satellite Ventures, LP from 2004 through 2006. He is currently a member of the board of directors of Shared Technologies.

     None of the entities listed above is a parent, subsidiary or other affiliate of the Company. The Nominee does not hold any positions or offices with the Company.

     The Nominee currently is not a director of any companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or that are subject to the requirements of Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940.

     Set forth below are the number of shares of capital stock of the Company beneficially owned by the Nominee within the meaning of SEC Rule 13d-1:

          0

The Nominee has not purchased, sold or owned, as record owner, beneficially or otherwise, any securities of the Company over the last two years.

                                     ANNEX D

          Name:              Stanley Kreitman (the "Nominee")
          Age:               74
          Business address:  Signature Park, 300 Park Avenue, New York,
                             N.Y. 10022
          Residence address: 4 Chestnut Drive, East Hills, N.Y. 11576

     Set forth below is a brief description of the Nominee's business experience during the past five years, including the Nominee's principal occupations and employment during the past five years; the name and principal business of any corporation or other organization in which such occupations and employment were carried on and the Nominee's current principal occupation or employment:

     Mr. Kreitman is currently Chairman of the Board of Manhattan Associates, LLC, has been Senior Advisor, Advisory Board to Signature Bank since 2001, and was previously President of United States Banknote Corporation from September 1975 until February 1994. He presently serves on the Board of Directors of Medallion Financial Corp., CCA Industries, Inc., KSW Mechanical Corp., Geneva Mortgage Corp., Century Bank - Sarasota, Florida, and Capital Lease Finance Corp.

     None of the entities listed above is a parent, subsidiary or other affiliate of the Company. The Nominee does not hold any positions or offices with the Company.

     Other than currently serving as a director of Medallion Financial Corp., CCA Industries, Inc., KSW Mechanical Corp., Geneva Mortgage Corp., and Capital Lease Finance Corp., the Nominee is not a director of any other companies that have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or that are subject to the requirements of
Section 15(d) of such Act or that are registered as an investment company under the Investment Company Act of 1940.

     Set forth below are the number of shares of capital stock of the Company beneficially owned by the Nominee within the meaning of SEC Rule 13d-1:

          0

     The Nominee has not purchased, sold or owned, as record owner, beneficially or otherwise, any securities of the Company over the last two years.

                                     ANNEX E

                               CONSENT OF NOMINEE

          The undersigned hereby consents to being named as a nominee for election as a director of Arbinet-thexchange, Inc. (the "Company"), in the proxy statement and other materials prepared by or on behalf of Karen Singer or her affiliates in connection with her solicitation of proxies from stockholders of the Company to be voted at the 2007 annual meeting of stockholders of the Company and any adjournment thereof (or at any special meeting of the stockholders called for that purpose), and further consents to serve as a director of the Company, if elected.


                                        /s/ Jill Thoerle
                                        ----------------------------------------
                                        Jill Thoerle

Dated: March 19, 2007

                               CONSENT OF NOMINEE

          The undersigned hereby consents to being named as a nominee for election as a director of Arbinet-thexchange, Inc. (the "Company"), in the proxy statement and other materials prepared by or on behalf of Karen Singer or her affiliates in connection with her solicitation of proxies from stockholders of the Company to be voted at the 2007 annual meeting of stockholders of the Company and any adjournment thereof (or at any special meeting of the stockholders called for that purpose), and further consents to serve as a director of the Company, if elected.


                                        /s/ Shawn F. O'Donnell
                                        ----------------------------------------
                                        Shawn F. O'Donnell

Dated: March 19, 2007

                               CONSENT OF NOMINEE

          The undersigned hereby consents to being named as a nominee for election as a director of Arbinet-thexchange, Inc. (the "Company"), in the proxy statement and other materials prepared by or on behalf of Karen Singer or her affiliates in connection with her solicitation of proxies from stockholders of the Company to be voted at the 2007 annual meeting of stockholders of the Company and any adjournment thereof (or at any special meeting of the stockholders called for that purpose), and further consents to serve as a director of the Company, if elected.


                                        /s/ Stanley Kreitman
                                        ----------------------------------------
                                        Stanley Kreitman

Dated: March 19, 2007

                                     ANNEX F

Such Schedule 13D was filed by Ms. Singer with the Securities and Exchange Commission on March 16, 2007.